Exhibit 99.1

BMHC ANNOUNCES TWO-FOR-ONE STOCK SPLIT

COMPANY INCREASES QUARTERLY DIVIDEND 33% TO $0.10
ON SPLIT-ADJUSTED BASIS

SAN FRANCISCO, (February 15, 2006) - Building Materials Holding Corporation (Nasdaq: BMHC) today announced that its Board of Directors has approved a two-for-one stock split for shareholders of record as of February 28, 2006. The stock split will be effective on March 14, 2006, on which date BMHC’s transfer agent, Wells Fargo Shareowner Services, will electronically distribute the stock dividend of one additional share of BMHC common stock for each share owned on the record date.

BMHC also announced today that its Board of Directors increased the quarterly cash dividend by 33% and declared a first quarter 2006 cash dividend of $0.10 per common share, on a split-adjusted basis. The dividend is payable on April 14, 2006 to common shareholders of record as of March 24, 2006.

Robert E. Mellor, BMHC’s Chairman, President and Chief Executive Officer, stated, “We are very pleased with BMHC’s outstanding financial performance over the last two years. We have been successful in implementing our strategy of expanding geographically and broadening our construction services to better meet the needs of high-volume production homebuilders while continuing to provide building materials and service solutions to regional and custom homebuilders. This stock split, as well as the increase in our dividend for the third consecutive year, reflects our belief in the long-term strategy of the Company. Our dividend program enables our shareholders to participate in our success, and we believe our stock split should improve liquidity and allow broader ownership of the Company’s shares.”

All additional shares of BMHC’s common stock issued as a result of the stock split will be delivered in the form of electronic book entries. The Company’s transfer agent, Wells Fargo Shareowner Services, is authorized to notify each stockholder as of the record date that the additional shares issued in conjunction with the stock split have been delivered electronically. After the stock split, all current holders of shares in the form of paper certificates will be invited to convert their certificated shares into electronic book entry shares, at no cost to the shareholders, in order to simplify their recordkeeping and improve the security of their BMHC shares.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States.  We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; BMC Construction provides construction services to high-volume production homebuilders in key growth markets across the country. BMHC was recently named to the Forbes Platinum 400, also known as America’s Best Big Companies, and was selected Pro Dealer of the Year by Home Channel News.  To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our 2004 Form 10-K. These risks and uncertainties may include, but are not limited to:

•
demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence, as well as other important factors;

•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;
•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:	Bill Smartt	Mark Kailer
	Senior Vice President and	Vice President, Treasurer and
	Chief Financial Officer	Investor Relations
	(415) 627-9100	(415) 627-9100